Exhibit 23.1




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-65974, 333-41454, 33-50922, 33-61532, 33-66482, 33-80726, 333-105910,
333-105886 and 333-33485 on Form S-8, of our report dated April 22, 2005, relating to management's report on the effectiveness of internal control over financial reporting, appearing in this Amendment to Annual Report on Form 10-K of Saucony, Inc. for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 22, 2005